EXHIBIT 21.1


                      XILINX, INC.
                SUBSIDIARIES OF REGISTRANT


                                 PLACE OF INCORPORATION
 NAME                            OR ORGANIZATION
 ------------------------------  ----------------------

 Xilinx, Ltd.                    United Kingdom

 Xilinx, KK                      Japan

 Xilinx Development Corporation  California, U.S.A.

 Xilinx International Inc.       Colorado, U.S.A.

 Xilinx, SARL                    France

 Xilinx, GmbH                    Germany

 Xilinx AB                       Sweden

 Xilinx, Benelux                 Belgium

 Xilinx Holding One, Ltd.        Ireland

 Xilinx Holding Two, Ltd.        Ireland

 Xilinx Holding Three, Ltd.      Cayman Islands

 Xilinx, Ireland ULC             Ireland